Exhibit 10.13


                             SHAREHOLDERS AGREEMENT

     AGREEMENT this 1st day of March 2000 by and among C & R Investments I, L.P. ("Buyer"), HPF Holdings, Inc. ("HPF") and Brian D. Haveson ("Haveson").

     NOW THEREFORE, in consideration of the covenants contained and recited herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

     1. Background. HPF and Haveson (collectively the "Shareholders," and each a "Shareholder") together own of record and beneficially more than 50% of the outstanding Common Stock, par value of $.001 per share ("Common Stock") of nutrisystem.com inc., a Delaware corporation ("Company"). Contemporaneously with the execution and delivery of this Agreement, Buyer is purchasing 500,000 shares of the Company's Common Stock (the "Purchased Stock") in reliance, among other things, on the undertakings of the Shareholders in this Agreement.

     2. At any meeting of the shareholders of the Company prior to December 31, 2001, at which the shareholders of the Company are entitled to vote for the election of directors of the Company, each of the Shareholders agrees to vote all shares of the Company's Common Stock controlled by such Shareholder in favor of the election of Donald R. Caldwell as a director of the Company (or such lesser number of shares as is required to cause such election). Nothing in this Agreement shall be interpreted to require Donald R. Caldwell or any other nominee of Buyer to serve as director. For so long as Donald R. Caldwell is elected a director of the Company, the Shareholders shall use their best efforts to cause the Company to allow a non-voting representative of Buyer to attend meetings of the Board of Directors of the Company at which Donald R. Caldwell is not present in person.

     3. Each of the Shareholders further agrees that he or it will not prior to the Termination Date (as defined below), sell all or substantially all (i.e. 80% or more) of the shares of the Company's Common Stock then owned by such Shareholder (other than in a public offering of such shares or a transfer to an Affiliate (as defined below) who agrees to assume the obligations of a Shareholder pursuant to this Agreement) without having offered to purchase, or having required the purchaser of such shares to offer to purchase, all of the Purchased Shares then owned by Buyer upon the same terms as are offered to such Shareholder.

     4. For purposes hereof the "Termination Date" shall mean the earlier of (i) two years after the date hereof and (ii) the date on which Buyer owns less than 50% of the initial Purchased Shares. For purposes hereof an "Affiliate" shall mean Michael E. Heisley, Brian D. Haveson or any parent, spouse, sibling, descendant or other relative of Michael E. Heisley or Brian D. Haveson or any trust or entity controlled by or created for the benefit of one or more of Michael E. Heisley, Brian D. Haveson or one of such persons.

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     5. This Agreement shall be construed in accordance with the laws of the
State of Delaware, without regard to its principles of choice of law. Buyer may not assign or transfer its rights under this Agreement; provided, however, that the rights set forth in Section 3 hereof shall inure to the benefit of transferees of the Purchased Shares who are either partners of Buyer or members of such partners' immediate families and Buyer may exercise such rights on behalf of such transferees. Neither Shareholder shall have any liability or responsibility for any breach of this Agreement by the other Shareholder.


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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound have executed this Agreement on the date first above written.


                                   C & R INVESTMENTS I, L.P.


                                   By Cross Atlantic Capital Partners, Inc.
                                      -------------------------------------
                                       its General Partner


                                   By /s/ Glenn T. Rieger
                                      --------------------------
                                       its  President



                                   HPF HOLDINGS, INC.


                                   By /s/ Michael E. Heisley
                                      --------------------------



                                    /s/ Brian D. Haveson
                                   ------------------------------
                                   BRIAN D. HAVESON



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